Exhibit 99.1

Soho House & Co Inc. Update on Expected Timing of Third Quarter 2024 Results and Investor Day

November 21, 2024 4:30 PM Eastern Standard Time

LONDON--(BUSINESS WIRE)--Soho House & Co Inc. (NYSE: SHCO) (the “Company”) announces that it currently expects to file its Form 10-Q for the 13-week and 39-week periods ended Sept 29, 2024 (the “Third Quarter 10-Q”) in mid-December 2024. The Company continues to plan for an Investor Day outlining confidence in its significant growth levers shortly after its earnings and 10-Q. The Company currently expects to deliver its Investor Day in early 2025.

The Company will issue subsequent announcements with the specific timing of the Third Quarter 10-Q filing and earnings, and Investor Day.

As previously explained in its Form 12b-25, filed on November 6, 2024 https://www.sec.gov/Archives/edgar/data/1846510/000119312524252210/d874150dnt10q.htm, the Company determined that it was unable to file, without unreasonable effort or expense, its Third Quarter 10-Q by the prescribed filing due date of November 13, 2024.

Contacts

Investor Relations

ir@sohohouseco.com

Media and Press

press@sohohouseco.com